Exhibit 10.1

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (this “Agreement”) is effective as of August 29, 2025 (the “Effective Date”), by and between Charles & Colvard, Ltd., a North Carolina corporation (the “Company”) and the undersigned (the “Note Holder”).

RECITALS

A.            The Note Holder lent to the Company an aggregate principal amount of $2.0 million and in exchange therefor the Company issued to the Note Holder a secured convertible Note (the “Note”). Capitalized terms used herein but not otherwise defined have the meaning ascribed to them in the Note.

B.            Subject to obtaining Company shareholder approval, the Note Holder may, in its sole discretion, convert all or any portion of the Accreted Principal Amount (plus accrued and unpaid interest) into shares of the Company’s common stock, no par value per share (the “Common Stock”), at any time after the issuance of the Note, at the then-applicable Conversion Price.

C.            The Conversion Price currently in effect is $0.1478.

D.            The Company and the Note Holder wish to provide for a partial conversion of the Note on the terms set forth herein, which is in the best interests of the Company and its shareholders in that it reduces the amount of debt on the Company’s balance sheet and further aligns the Note Holder’s interests with the other shareholders of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement mutually agree as follows:

1.            The Note Holder hereby agrees to convert $200,000.00 in Accreted Principal Amount into 1,353,180 shares of the Company’s Common Stock at the Conversion Price (the “Conversion Shares”) and the Company hereby agrees to issue the Conversion Shares, which it represents and warrants will be duly and validly issued, fully paid and non-assessable voting shares outstanding for all purposes as of the date hereof.

2.            The Note Holder is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has sufficient experience in business, financial, and investment matters to be able to evaluate the risks involved in an investment in the Conversion Shares and to make an informed investment decision with respect to such Conversion Shares.

3.            The Note Holder can afford a complete loss of the value of the Note Holder’s Conversion Shares and is able to bear the economic risk of holding such Conversion Shares for an indefinite period.

4.            The Note Holder acknowledges that the Company has encouraged the Note Holder to consult its own advisers to determine the tax consequences of acquiring the Conversion Shares at this time.

5.            The Note Holder understands that (i) the Conversion Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and (ii) the Conversion Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

6.            The Company and the Note Holder each hereby waives compliance by the Company with the shareholder approval requirement in Section 3(b)(i) of the Note and agrees that the absence of such approval shall not be considered an Event of Default or a violation of the terms of the Note.

7.            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have entered into this Note Conversion Agreement as of the date first set forth above.

COMPANY:

CHARLES & COLVARD, LTD.

By:	/s/ Don O’Connell
Don O’Connell
President and Chief Executive Officer

NOTE HOLDER:

ETHARA CAPITAL LLC

By:	/s/ Ruten Bhanderi
Ruten Bhanderi
Authorized Signatory